Exhibit 99.1

For Immediate Release	November 10, 2009
Crown Crafts, Inc. Reports Results for Second Quarter of Fiscal Year 2010
Gonzales, Louisiana — Crown Crafts, Inc. (the “Company”) (NASDAQ-CM: CRWS) today reported net income for the second quarter of fiscal year 2010, which ended September 27, 2009.
Net income for the quarter was $803,000, or $0.08 per diluted share, on net sales of $21.7 million, compared to net income for the second quarter of fiscal year 2009 of $1,035,000, or $0.11 per diluted share, on net sales of $23.8 million.
“We are responding to the challenging economic environment by aggressively managing our cash flow,” commented E. Randall Chestnut, Chairman, President and Chief Executive Officer of the Company. “For example, we are keeping a tight control on our inventory levels, which declined by $2.9 million during the second quarter. We are also pleased with the success of our efforts directed at the integration of the product development, sourcing and distribution operations of Neat Solutions, which we purchased early in the quarter. However, weakness in retail demand in our core business persists, and our customers remain reluctant to rebuild their inventory levels. We are confident that we are well positioned to benefit as the economy recovers. The Company’s EBITDA (earnings before interest, taxes, depreciation and amortization) for the quarter was $2.0 million, compared to EBITDA of $2.5 million for the second quarter of fiscal year 2009,” Mr. Chestnut continued.
Conference Call
The Company will host a teleconference at 1:00 p.m. Central Standard Time on Wednesday, November 11, 2009 to discuss the Company’s results and answer appropriate questions. Interested individuals may join the teleconference by dialing (800) 288-8975. Please refer to confirmation number 117978. The teleconference can also be accessed in listen-only mode by visiting the Company’s website at www.crowncrafts.com. The financial information to be discussed during the teleconference may be accessed prior to the call on the investor relations portion of the Company’s website.
A telephone replay of the teleconference will be available from 2:30 p.m. Central Standard Time on November 11, 2009 through 11:59 p.m. Central Standard Time on November 18, 2009. To access the replay, dial (800) 475-6701 in the United States or (320) 365-3844 from international locations. The access code for the replay is 117978.

About Crown Crafts, Inc.
Crown Crafts, Inc. designs, markets and distributes infant and toddler consumer products, including bedding, blankets, bibs, bath items and the recently-acquired portfolio of the mess protection products of Neat Solutions. Its operating subsidiaries include Hamco, Inc. in Louisiana and Crown Crafts Infant Products, Inc. in California. Crown Crafts is America’s largest distributor of infant bedding, bibs and bath items. The Company’s products include licensed and branded collections as well as exclusive private label programs for certain of its customers.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the level and pricing of future orders from the Company’s customers, the extent to which the Company’s business is concentrated in a small number of customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Contact:	Investor Relations Department (225) 647-9146 or Halliburton Investor Relations (972) 458-8000

CROWN CRAFTS, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
SELECTED FINANCIAL DATA
In thousands, except percentages and per share data
(Unaudited)

	Three Months Ended		Six Months Ended
	September 27, 2009	September 28, 2008	September 27, 2009	September 28, 2008
Net sales	$21,713	$23,759	$39,448	$43,514
Gross profit	4,508	4,855	8,483	9,093
Gross profit percentage	20.8%	20.4%	21.5%	20.9%
Income from operations	1,515	1,882	2,604	3,214
Income from continuing operations before income taxes	1,266	1,612	2,165	2,629
Income tax expense	471	614	811	1,006
Income from continuing operations after income taxes	795	998	1,354	1,623
Income (loss) from discontinued operations — net of income taxes	8	37	(13)	31
Net income	803	1,035	1,341	1,654
Basic earnings per share	$0.09	$0.11	$0.15	$0.18
Diluted earnings per share	$0.08	$0.11	$0.14	$0.17

Weighted Average Shares Outstanding:
Basic	9,182	9,379	9,196	9,397
Diluted	9,384	9,650	9,381	9,670
CONSOLIDATED BALANCE SHEETS
SELECTED FINANCIAL DATA
In thousands

	September 27, 2009
	(Unaudited)	March 29, 2009
Cash and cash equivalents	$11,967	$15,249
Accounts receivable, net of allowances	14,890	18,954
Inventories	13,428	11,751
Total current assets	43,070	48,495
Intangible assets, net	7,096	5,515
Total assets	$53,579	$56,527

Current maturities of long-term debt	$21,320	$1,667
Total current liabilities	27,870	10,548
Long-term debt	1,752	23,568

Shareholders’ equity	23,957	22,411
Total liabilities and shareholders’ equity	$53,579	$56,527

CROWN CRAFTS, INC AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA
In thousands, except percentages
(Unaudited)

	Three Months Ended		Six Months Ended
	September 27, 2009	September 28, 2008	September 27, 2009	September 28, 2008
Net income	$803	$1,035	$1,341	$1,654
Interest expense	204	308	400	635
Interest income	(4)	(34)	(11)	(88)
Income tax expense on continuing operations	471	614	811	1,006
Income tax expense (benefit) on discontinued operations	4	20	(7)	17
Depreciation	75	73	148	161
Amortization	485	443	919	877

EBITDA	2,038	2,459	3,601	4,262

Net Sales	21,713	23,759	39,448	43,514

EBITDA as a percentage of net sales	9.4%	10.3%	9.1%	9.8%

In addition to the Company’s presentation of its results of operations in conformity with accounting principles generally accepted in the United States of America (“GAAP”), the Company is also presenting EBITDA, which is a measure of the Company’s performance that is not determined in accordance with GAAP. The Company uses EBITDA as an internal measure to monitor the Company’s operating results and cash flow and to evaluate the performance of its businesses. The Company believes that the presentation of EBITDA provides useful information to readers and is an important indicator of the Company’s ability to generate cash sufficient to reduce debt, make strategic investments, meet capital expenditures and working capital requirements and otherwise meet its obligations as they become due. The items excluded from EBITDA are significant components in understanding and assessing the Company’s financial performance. EBITDA is provided as supplemental information and should be considered in addition to, and not as a substitute for, such GAAP measures as net income, cash flow provided by or used in operating, investing or financing activities, and other measures of financial performance and liquidity reported in accordance with GAAP. Because EBITDA is not a measure determined in accordance with GAAP, companies are free to calculate it in varying ways. Therefore, EBITDA, as presented by the Company, may not be comparable to similarly titled measures of other companies.